Exhibit 10.33

AMENDMENT TO TRANSACTION DOCUMENTS

This AMENDMENT TO TRANSACTION DOCUMENTS (this “Amendment”) dated as of March 20, 2018, and effective as of February 28, 2018 (the “Effective Date”) is entered into by Summit Semiconductor, Inc., a Delaware corporation (the “Company”), and Meriwether Mezzanine Partners, L.P. or its assigns (the “Holder”).

Recitals

WHEREAS, the Company and the Holder (collectively, the “Parties”) entered that certain Loan and Security Agreement, dated January 5, 2015, as amended, modified or supplemented from time to time in accordance with its terms (the “Agreement”);

WHEREAS, pursuant to the Agreement, the Holder beneficially owns and holds that certain Secured Note, due February 28, 2018, as amended, modified or supplemented from time to time in accordance with its terms (the “Note”’ together with the Agreement, the “Transaction Documents”);

WHEREAS, the Note was originally issued on January 5, 2015, at which time the Company was a Delaware limited liability company;

WHEREAS, the Company converted from a Delaware limited liability company to a Delaware corporation effective December 31, 2017 (the “Corporate Conversion”); and

WHEREAS, the Parties desire that the Transaction Documents be amended to reflect the Corporate Conversion and modifications of certain provisions as specific below.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the Parties hereto agree as follows:

Agreement

Section 1.            Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Transaction Documents.

Section 2.            General Amendments to Transaction Documents.

I.           Wherever the Company’s name appears as “Summit Semiconductor, LLC”, it shall be replaced with “Summit Semiconductor, Inc.”

II.          Wherever the phrase “Delaware limited liability company” appears, it shall be replaced with “Delaware corporation”.

III.         Wherever the terms “member” or “members” appears, each shall be replaced with “shareholder” or “shareholders”, respectively.

IV.         Wherever the term “certificate of formation” appears, it shall be replaced with “certificate of incorporation”.

V.          Wherever the term “Operating Agreement” appears, it shall be either replaced with “Certificate of Incorporation” or deleted in its entirety, as appropriate.

VI.         The Company’s principal office and address for notice shall be modified to 6840 Via Del Oro Ste. 280, San Jose, CA 95119.

VII.       Any other modifications, additions, or deletions reasonably necessary to properly interpret any of the Transaction Documents to solely reflect the Corporate Conversion shall be deemed amended hereby accordingly.

Section 3.            Amendment to Note.

I.           The definition of “Maturity Date” shall be modified to mean June 30, 2018.

II.          Section 1(c) to the Note is hereby amended and restated in its entirety as follows:

On the Maturity Date pursuant to subsection (i) of the definition of “Maturity Date”, Borrower shall pay Lender a cash payment in the amount of all principal and accrued and unpaid interest on the Note. On the Maturity Date pursuant to section (ii) of the definition of “Maturity Date”, Borrower shall pay to Lender a cash payment in the amount of $100,000 (“Third Payment”), which shall be applied to the outstanding balance of the Note as determined by the Lender in its sole discretion, and, after giving effect to the Third Payment, the remaining unpaid principle of this Note and all accrued and unpaid interest thereon will automatically and without further action by Borrower or Lender convert into the number of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), Summit sold in the IPO as Lender would have received had it purchased shares of Common Stock (the “Lender Shares”) at a price per share equal to the lower of (the “Conversion Price”): (i) $4.50; and (ii) the price per share at which the shares of Common Stock were initially sold on the first (1st) day of public trading pursuant to the IPO, provided, however, that the Lender Shares shall not be subject to a lock-up (or other restriction on transfer of any rights in respect thereof) for a period in excess of ninety (90) days from such first (1st) day of public trading. For the avoidance of doubt, upon such conversion the Borrower is entitled to such number of Lender Shares in an amount equal to (i) the amount of all principal and accrued and unpaid interest on the Note, divided by (ii) the relevant Conversion Price. Notwithstanding anything to the contrary contained herein, , Lender agrees and acknowledges that the Lender Shares are subject to restrictions on transfer of any rights in respect thereof pursuant to the Securities Act of 1933, as amended, and all rules and regulations promulgate thereunder.

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Section 4.            Issuance of Warrant. In consideration of the extension of the maturity date of the Note, the Company shall issue to the Holder on the date hereof a common stock purchase warrant to purchase 5,969 shares of the Company’s common stock, in substantially the form attached hereto as Exhibit A.

Section 5.           Ratifications; Inconsistent Provisions; Severability. Except as otherwise expressly provided herein the Note shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date, all references in the Note to “this Note”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Note shall mean the Note and as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Transaction Documents, and this Amendment, the provisions of this Amendment shall control and be binding. In the event and to the extent that any provision of this Amendment shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provisions of this Amendment, all of which shall remain fully enforceable as set forth herein.

Section 6.            Acknowledgments. The Holder acknowledges and agrees the Company is not default under the Note, the Agreement, or any related transaction documents. As such, this Amendment represents the compromise between the Parties and is not intended as an admission of any default, liability, fault, claim, wrongdoing, or the like of or by the Company. The Company explicitly denies any and all liability with regard to any potential claims that could be made by the Holder and the Holder acknowledges the foregoing.

Section 7.            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment (irrespective of the place where it is executed and delivered) shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Amendment), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each of the Parties hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If either of the Parties shall commence an action, suit or proceeding to enforce any provisions of the Amendment, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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Section 8.            Headings. The headings contained herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereto.

Section 9.            Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instruments and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other party. Facsimile, PFD, or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above by its respective officers thereunto duly authorized.

SUMMIT SEMICONDUCTOR, Inc.

By:
Name: Brett Moyer
Title: Chief Executive Officer

Acknowledged and Accepted as of the date first written above:

Meriwether Mezzanine Partners, L.P.

By:
Name:
Title:

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EXHIBIT A

Form of Common Stock Purchase Warrant

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